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Exhibit 99.02

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Inc.:

        We consent to the incorporation by reference in the Registration Statements on:

• Form S-3	Nos. 33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454, 333-154914, 333-157386, 333-157459, 333-172554, 333-172555, and 333-172562.
• Form S-8	Nos. 333-58460, 333-58458, 333-02811, 333-56589, 333-63016, 333-101134, 333-107166, 333-124635, 333-163852, 333-166242, 333-166215 and 333-173683.

of Citigroup Inc. of our reports dated February 24, 2012, except as to Note 4 and the first three items of Note 30 which are as of May 25, 2012, with respect to the consolidated balance sheets of Citigroup Inc. and subsidiaries (the "Company" or "Citigroup") as of December 31, 2011 and 2010, the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2011, and Citigroup's effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in Exhibit 99.02 of Citigroup's Current Report on Form 8-K filed on May 25, 2012. The aforementioned report with respect to the consolidated financial statements of Citigroup refers to changes in Citigroup's methods of accounting for qualifying special purpose entities, variable interest entities and embedded credit derivatives.

/s/ KPMG LLP

New York, New York
May 25, 2012

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  Exhibit 99.02
Consent of Independent Registered Public Accounting Firm